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                                                                     EXHIBIT 5.1
                [LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH]




                                  May 29, 1998



Interplay Entertainment Corp.
16815 Von Karman Avenue
Irvine, California  92606

     Re:  Registration Statement on Form S-1 -- Registration No. 333-48473

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1, Registration No. 333-48473, filed by Interplay Entertainment Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on March 23, 1998 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 7,187,500 shares of Common Stock, $0.001 par value per share, of the Company (the "Common Stock"). Said shares of Common Stock, which include 937,500 shares which will be subject to an over-allotment option to be granted to the underwriters by the Company and by Universal Studios, Inc., a Delaware corporation and a stockholder in the Company, are to be sold to the underwriters as described in the Registration Statement for sale to the public.

     As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

     Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 7,187,500 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                       Very truly yours,

                                       /s/  STRADLING YOCCA CARLSON & RAUTH